Exhibit A



                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                      TENNENBAUM OPPORTUNITIES FUND V, LLC
                      a Delaware Limited Liability Company







                          Dated as of January 31, 2007





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                                TABLE OF CONTENTS

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SECTION 1. DEFINED TERMS.......................................................1

SECTION 2. LIMITED LIABILITY COMPANY FORMATION AND IDENTIFICATION..............7
   2.1     Formation...........................................................7
   2.2     Name and Place of Business..........................................7
   2.3     Records of Members..................................................7
   2.4     Limited Liability Company...........................................7

SECTION 3. PURPOSE, NATURE OF BUSINESS AND POWERS..............................8

SECTION 4. TERM   8

SECTION 5. SHARES OF MEMBERSHIP INTEREST.......................................8
   5.1     Beneficial Interest.................................................8
   5.2     Classes and Series..................................................8
   5.3     Issuance of Shares..................................................9
   5.4     Rights of Members...................................................9

SECTION 6. REGISTERED OFFICE AND AGENT FOR SERVICE OF PROCESS.................10

SECTION 7. CAPITAL CONTRIBUTIONS..............................................10
   7.1     Capital Contributions of Members...................................10
   7.2     Contribution of SVOF/MM LLC or Another Affiliate of the
           Investment Manager.................................................14
   7.3     Withdrawal of Capital..............................................14

SECTION 8. DISTRIBUTIONS......................................................14
   8.1     Distributions......................................................14

SECTION 9. MANAGEMENT AND BOARD OF DIRECTORS..................................16
   9.1     Management Generally...............................................16
   9.2     Board of Directors.................................................17
   9.3     Expenses of the Company............................................19
   9.4     Members' Consent...................................................21
   9.5     Exculpation........................................................21
   9.6     Indemnification; No Duty of Investigation; Reliance on Experts.....21
   9.7     Director Limited Liability.........................................23
   9.8     Certain Other Activities...........................................23

SECTION 10. MEMBERS...........................................................24
   10.1    Identity, Contributions and Common Share Commitments...............24
   10.2    No Management Power or Liability...................................24
   10.3    Amendments.........................................................24
   10.4    Merger, Consolidation, Liquidation.................................26
   10.5    List of Members....................................................27

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   10.6    Limitations........................................................27
   10.7    Meetings...........................................................27
   10.8    Action Without a Meeting...........................................28
   10.9    Procedures.........................................................28
   10.10   Voting.............................................................28
   10.11   Key Man Approvals..................................................30

SECTION 11. ADMISSION OF ADDITIONAL MEMBERS; ASSIGNMENTS OR TRANSFERS OF
            SHARES............................................................30
   11.1    Admission of Additional Members....................................30
   11.2    Assignments or Transfers of Shares.................................31

SECTION 12. POWER OF ATTORNEY.................................................33
   12.1    Appointment of Investment Manager..................................33
   12.2    Nature of Special Power............................................33

SECTION 13. BOOKS, RECORDS AND REPORTS........................................34
   13.1    Books..............................................................34
   13.2    Reports............................................................35

SECTION 14. VALUATION OF INTERESTS............................................36

SECTION 15. BANK ACCOUNTS; CUSTODIAN..........................................36
   15.1    Bank Accounts Generally............................................36
   15.2    Custodian..........................................................36

SECTION 16. DISSOLUTION AND TERMINATION OF THE COMPANY........................37
   16.1    Dissolution Generally..............................................37
   16.2    Continuation of Company............................................37
   16.3    Events Causing Dissolution.........................................37
   16.4    Distribution of Assets on Liquidation..............................37
   16.5    Liquidation Statement..............................................38
   16.6    Director's Liability Upon Dissolution or Removal...................38
   16.7    Restriction on Liquidation.........................................38

SECTION 17. GENERAL PROVISIONS................................................39
   17.1    Notices and Distributions..........................................39
   17.2    Survival of Rights.................................................39
   17.3    Construction.......................................................39
   17.4    Section Headings...................................................39
   17.5    Agreement in Counterparts..........................................40
   17.6    Governing Law......................................................40
   17.7    Additional Documents...............................................40
   17.8    Severability.......................................................40
   17.9    Pronouns...........................................................40
   17.10   Entire Agreement...................................................40
   17.11   Arbitration........................................................41

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   17.12   Waiver of Partition................................................41
   17.13   Non-Petition Covenant..............................................41
   17.14   Filing.............................................................41

Appendix A     Statement of Preferences of Series S Preferred Share..........A-1

Appendix B     Statement of Preferences of Series Z Preferred Shares.........B-1

Appendix C     Form of Notice of Transfer....................................C-1

Appendix D     Subscription Agreement........................................D-1

Appendix E     Schedule of Members...........................................E-1


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                              AMENDED AND RESTATED
                               OPERATING AGREEMENT

                                       OF

                      TENNENBAUM OPPORTUNITIES FUND V, LLC


         This Amended and Restated Operating Agreement of Tennenbaum Opportunities Fund V, LLC, a Delaware Limited Liability Company, dated as of January __, 2007 (this "Agreement"), shall be the Operating Agreement of the Company.

         WHEREAS, the Members entered into an Operating Agreement, dated as of October 10, 2006 (the "Original Agreement");

         WHEREAS, the Board of Directors desires to modify Sections 7.1(b), 8.1(j) and 10.7(a) of the Original Agreement pursuant to Section 10.3(b) of such Original Agreement;

         NOW, THEREFORE, the parties to this Agreement hereby agree that the Original Agreement is hereby amended and restated in its entirety as follows:

                                   SECTION 1.

                                  DEFINED TERMS

         The terms set forth below shall have the indicated meanings.

         "Advisers Act" means the Investment Advisers Act of 1940 and the rules and regulations promulgated thereunder and applicable exemptions granted therefrom, as amended from time to time.

         "Advisory Agreement" means the Investment Management Agreement between the Company and the Investment Manager, dated on or about the Initial Drawdown Date, as such agreement may be amended, modified, revised or restated, from time to time, in accordance with the terms hereof and thereof, and any substantially similar agreement with a successor Investment Manager permitted by the terms hereof and thereof.

         "Advisory Fee" means the fee payable to the Investment Manager under the Advisory Agreement.

         "Affiliated Person" has the meaning set forth in the Investment Company Act.

         "Aggregate Capital Contributions" means, with respect to any Member as of any date, the aggregate amount of all Capital Contributions made by such Member on or prior to such date.

         "Agreement" or "Operating Agreement" means this Operating Agreement, as originally executed and as amended from time to time.

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         "Assets" means all cash, Cash Equivalents, securities, investments and other property and assets of any type of the Company.

         "Base Rate" means, on any date, a variable rate per annum equal to the rate of interest published from time to time by The Wall Street Journal as the "prime rate" at large U.S. money center banks.

         "Board of Directors" means the board of directors of the Company.

         "Business Day" means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Los Angeles, California are required by law to be closed. All references to Business Day herein shall be based on the time in New York, New York.

         "By-Laws" has the meaning set forth in Section 9.2(g).

         "Capital Contribution" means a contribution to the Company in cash by a Member or by any predecessor holder of the Shares held by such Member.

         "Cash Equivalents" has the meaning assigned to such term in the Credit Agreement; provided that if the Credit Agreement is terminated without replacement, such term shall have the meaning assigned to it in the relevant Statement of Preferences (or if the Statement of Preferences has been terminated, those provisions in effect on the date of such termination).

         "Certificate" means the Certificate of Formation of the Company, filed with the Secretary of State on September 27, 2006, and any and all amendments thereto and restatements thereof filed with the Secretary of State.

         "Co-Advisory Agreement" means the Co-Management Agreement among the Company, the Co-Manager and the Investment Manager, dated on or about the Initial Drawdown Date, as such agreement may be amended, modified, revised or restated, from time to time, in accordance with the terms hereof and thereof.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         "Co-Manager" means Babson Capital Management LLC, in its capacity as co-investment manager to the Company, and any successor thereto selected in accordance with the Co-Advisory Agreement and the Investment Company Act.

         "Common Member" means a Member holding Common Shares of the Company.

         "Common Share Commitment" means, when referring to a dollar amount, an amount committed by a Common Member or prospective Common Member for investment in the Common Shares of the Company pursuant to (a) a Subscription Agreement and
(b) an assumption by such Member of any Common Share Commitment of a Defaulting Member pursuant to Section 7.1(d) or of a transferring Member.

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         "Common Shares" means the common Shares of membership interests of the
Company having the rights and other terms set forth in this Agreement.

         "Company" means Tennenbaum Opportunities Fund V, LLC, a Delaware limited liability company, as it may from time to time be constituted.

         "Consent Dividend" shall have the meaning assigned to such term in
Section 8.1(g).

         "Credit Agreement" means (a) a Credit Agreement, to be entered into by and among the Company, certain lenders party thereto and the arranger and administrative agent therefor, as the same may be amended, modified, restated, supplemented, refinanced, extended, refunded or replaced (in whole or in part) (including with lenders other than the initial lenders) from time to time and
(b) any related agreements or instruments in respect of any amendment, modification, restatement, supplement, refinancing, extension, refunding or replacement of senior indebtedness (including one or more replacement credit agreements).

         "Custodial Account" means one or more segregated trust accounts maintained pursuant to the requirements of the Investment Company Act and other applicable law to hold the Assets.

         "Custodian" means an entity which maintains the Custodial Account pursuant to the requirements of the Investment Company Act and other applicable law.

         "Defaulting Member" shall have the meaning assigned to such term in
Section 7.1(d).

         "Delaware Act" means the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101, et seq.), as amended from time to time and any successor thereto.

         "Director" means each director of the Company who at the time in question has been duly elected or appointed and has qualified as a director in accordance with the provisions hereof and is then in office.

         "Disabling Conduct" shall have the meaning set forth in Section 9.5.

         "Disinterested Non-Party Directors" shall have the meaning set forth in
Section 9.6(a).

         "Distribution Restriction Event" means (i) a violation of the Over-Collateralization Test (without giving effect to the grace period provided therein) under the Credit Agreement, or (ii) an Event of Default under the Credit Agreement, or (iii) Company Equity (including any outstanding Affiliate Equity Security) being less than Adjusted Contributed Company Capital under the Credit Agreement. Terms used in this definition and not defined herein shall have the meanings given to such terms in the Credit Agreement.

         "Drawdown Date" means each date that the Company draws down Common Share Commitments.

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         "Enhanced Preferred Shares," if any, means any Preferred Shares that benefit from an insurance policy or other credit enhancement.

         "Fiscal Quarter" means a three calendar month period ending March 31, June 30, September 30 or December 31 of a Fiscal Year.

         "Fiscal Year" means the Company's fiscal year, which shall end on each December 31 unless otherwise determined by the Board of Directors.

         "Incapacity" or "Incapacitated" means, as to any Person, the bankruptcy, insolvency, death, disability, adjudication of incompetence or insanity, dissolution or termination, as the case may be, of such Person.

         "Indemnified Person" shall have the meaning assigned to such term in
Section 9.5.

         "Independent Director" means a Director that is not an Interested
Person.

         "Initial Drawdown Date" means the date on which the first Capital Contributions in respect of the Common Share Commitments are made with respect to the Common Shares.

         "Initial Member" means Howard Levkowitz, in his capacity as Initial Member of the Company.

         "Interested Person" has the meaning given to such term in the Investment Company Act.

         "Investment Committee" shall have the meaning set forth in Section
10.11.

         "Investment Company Act" means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and applicable exemptions granted therefrom, as amended from time to time.

         "Investment Manager" means Tennenbaum Capital Partners, LLC, a Delaware limited liability company, in its capacity as investment manager to the Company, and any successor thereto selected in accordance with the Advisory Agreement and the Investment Company Act.

         "Investment Period" means the period commencing on the Initial Drawdown Date and ending on October 10, 2016.

         "Manager Affiliate" shall have the meaning set forth in Section 9.8.

         "Member" means any Person that is admitted as a Common Member or Preferred Member of the Company in accordance with the terms of this Agreement at the time of reference thereto.

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         "Net Asset Value" means the value of the Assets less the liabilities of the Company, calculated pursuant to Section 14 in accordance with generally accepted accounting principles and in compliance with the Investment Company
Act.

         "Offering Memorandum" means the Confidential Private Placement Memorandum, dated August 2006, relating to the Common Shares, as amended or supplemented from time to time.

         "Other Accounts" shall have the meaning set forth in Section 9.8.

         "Person" means any human being, partnership, limited liability company, corporation, trust or other entity.

         "Placement Agents" means, collectively, Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC and such other placement agents as may be designated by the Investment Manager and approved by the Board of Directors.

         "Portfolio Company" means any Person that has issued any securities or incurred any obligations that are then owned, or that previously were owned, by the Company.

         "Portfolio Partnership" means Tennenbaum Opportunities Partners V, LP, a Delaware limited partnership, as it may from time to time be constituted.

         "Preferred Member" means a Member holding Preferred Shares of the Company.

         "Preferred Shares" means the preferred Shares of membership interests of the Company having the rights and other terms set forth in the Statement of Preferences for the applicable series thereof, including without limitation any Series A Preferred Shares, any Series S Preferred Shares and any Series Z Preferred Shares.

         "Replacement Principal" shall have the meaning set forth in Section 10.11.

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder and applicable exemptions granted therefrom, as amended from time to time.

         "Shares" means the units of beneficial interest into which the membership interests of the Company shall be divided from time to time and includes fractions of Shares as well as whole Shares.

         "Statement of Preferences" means any statement of preferences setting forth the rights and other terms of any Preferred Shares issued by the Company.

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         "Subscription Agreement" means each subscription agreement and any related supplemental subscription agreement executed by any existing or prospective Member relating to such Member's investment in the Company.

         "Subscription Period" means the period commencing on the Initial Drawdown Date and ending on or prior to April 10, 2009.

         "Subsequent Drawdown Date" has the meaning assigned to such term in
Section 7.1(b).

         "Substituted Member" means any Person admitted as a Member pursuant to
Section 11.2(b).

         "Transaction Documents" has the meaning assigned to such term in the Credit Agreement.

         "Transfer" or "Transferred" means, with respect to any legal or beneficial interest in the Company, a direct or indirect sale, transfer, assignment, gift, pledge, hypothecation or other disposition or encumbrance of any nature of or on such interest, whether by operation of law or otherwise (including a transfer as a result of a merger or consolidation involving a Member or a sale of all or substantially all of a Member's assets).

         "Transferee" means, with respect to any legal or beneficial interest in the Company, the Person to whom the Transferor of such interest desires to Transfer or has Transferred such interest.

         "Transferor" means, with respect to any legal or beneficial interest in the Company, the Member or other Person desiring to Transfer such interest.

         "Treasury Regulations" means the United States Treasury regulations promulgated under the Code.

         "Unfunded Commitment" means, with respect to any Common Member as of any date, the amount of such Common Member's Common Share Commitment minus such Common Member's Aggregate Capital Contributions previously made.

         "Valuation Date" means (i) the last Business Day of each Fiscal Quarter, (ii) a date selected by the Company within 48 hours prior to each capital call or other issuance (exclusive of Sundays and holidays) of Common Shares by the Company, (iii) each distribution declaration date (after giving effect to the relevant declaration), (iv) the date on which the Company terminates, and (v) such other dates as determined by the Board of Directors, in accordance with the valuation policies and guidelines approved from time to time by the Board of Directors.

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                                   SECTION 2.

             LIMITED LIABILITY COMPANY FORMATION AND IDENTIFICATION

         2.1 Formation

             The Company has been formed as a limited liability company pursuant to the Delaware Act by the filing of the Certificate with the Secretary of State, Division of Corporations, in accordance with the Delaware Act on September 27, 2006. The Company is hereby continued under, and its business and affairs shall be conducted in accordance with, the Delaware Act, and this Agreement shall be governed by the laws of the State of Delaware. Common Members shall be admitted as Members of the Company upon the Investment Manager's execution of this Agreement as the attorney-in-fact for such Common Members. Preferred Members shall be admitted as Members of the Company pursuant to the provisions of the applicable Statement of Preferences. In addition, any Member will be admitted as a Member of the Company upon the execution of a counterpart of this Agreement by such Member.

         2.2 Name and Place of Business

             The name of the Company shall be "Tennenbaum Opportunities Fund V, LLC" or such other name or names as may be selected by the Investment Manager from time to time with written notice given to the Members of such change. The principal office of the Company shall be at the principal place of business of the Investment Manager at 2951 28th Street, Suite 1000, Santa Monica, California 90405, or other or additional places of business as may be selected from time to time by the Company.

         2.3 Records of Members

             The addresses and schedules of capital accounts and other matters related to the Members shall be those set forth in the Company records. A Member may change its address by written notice to the Company, in care of the Investment Manager, at the address set forth in Section 2.2.

         2.4 Limited Liability Company

             The Company has been formed as a limited liability company under and pursuant to the Delaware Act. The Board of Directors and the Members specifically intend and agree that the Company shall, for purposes of the Code and state tax laws, be classified as a regulated investment company and none of them shall make any election or take any other action that would cause their relationship under this Agreement to be excluded from the application of all or any part of Subchapter M of the Code (or any successor provisions). The Members specifically intend and agree that the Company shall not be a partnership (including, but not necessarily limited to, a limited partnership) or any other venture, but a limited liability company under and pursuant to the Delaware Act. No Member shall be construed to be a partner in the Company or a partner of any Member or other Person in the Company, and the Certificate, this Agreement and the relationships created thereby and arising therefrom shall not be construed to suggest otherwise. The Members hereby acknowledge and agree that the Investment Manager

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and any persons that may be appointed as such by the Board of Directors or the
Investment Manager are "authorized persons" within the meaning of Section 18-204 of the Delaware Act.

                                   SECTION 3.

                     PURPOSE, NATURE OF BUSINESS AND POWERS

         (a) The purposes of the Company and the business to be carried on by it, subject to the limitations contained elsewhere in this Agreement, are to engage in any business lawful for a corporation or partnership formed under the laws of the State of Delaware, including to act as an investment company.

         (b) The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers of a business corporation or partnership organized under the laws of the State of Delaware.

         (c) All property owned by the Company, real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member or Director, individually, shall have any ownership of such property.

                                   SECTION 4.

                                      TERM

             The existence of the Company commenced on the date the Certificate was filed in the Office of the Secretary of State and shall continue in full force and effect until the end of the Investment Period, plus up to two one-year extensions if requested by the Investment Manager and approved by a majority of the outstanding Shares.

                                   SECTION 5.

                          SHARES OF MEMBERSHIP INTEREST

         5.1 Beneficial Interest

             The interest of the Members in the Company hereunder shall be divided into an unlimited number of shares of membership interest, par value $.001 per share. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Company (if any) therefor shall have been received by the Company.

         5.2 Classes and Series

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             The Directors shall have the authority, without the approval of any
Members of the Company, to classify and reclassify both issued and outstanding and authorized but unissued Shares into one or more classes and one or more series of any or all of such classes, each of which classes and series thereof shall have such designations, powers, preferences, voting, conversion and other rights, limitations, qualifications and terms and conditions as the Directors shall determine from time to time with respect to each such class or series by amendment to this Agreement without the approval of any Members of the Company; provided, however, that no reclassification of any issued and outstanding Shares and no modifications of any of the designations, powers, preferences, voting, conversion or other rights, limitations, qualifications and terms and conditions of any issued and outstanding Shares may be made by the Directors without the affirmative vote of the Shares specified in Section 10.3 to the extent required thereby and the satisfaction of any conditions to such reclassification as set forth in the applicable Statement of Preferences.

         5.3 Issuance of Shares

             The Directors, in their discretion, may from time to time without vote of the Members issue Shares of any class or any series of any such class to such Person or Persons and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Directors may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Directors may from time to time divide or combine the Shares of any class or any series of any such class into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and repurchases of Shares may be made in whole Shares and/or fractions as the Directors may determine.

         5.4 Rights of Members

             The Shares shall be personal property giving only the rights in this Agreement specifically set forth. The ownership of the Assets of every description is vested in the Company. The right to conduct and supervise the conduct of the business of the Company is vested exclusively in the Directors (subject to the right of the Board of Directors to delegate all or any part of their authority to any person or group of persons, including, without limitation, the Investment Manager), and the Members shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Company nor can they be called upon to share or assume any losses of the Company or suffer an assessment of any kind by virtue of their ownership of Shares. No Shares of any class or series shall entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as otherwise specified in this Agreement or as specified by the Directors in the designation or redesignation of any such class or series).

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                                   SECTION 6.

               REGISTERED OFFICE AND AGENT FOR SERVICE OF PROCESS

             The Corporation Trust Company is hereby designated, subject to change by the Investment Manager, as the registered office of the Company and as the agent upon whom process issued by authority of or under any law of the State of Delaware may be served.

                                   SECTION 7.

                              CAPITAL CONTRIBUTIONS

         7.1 Capital Contributions of Members

         (a) Each prospective subscribing Common Member, to be admitted as a Member of the Company at the Initial Drawdown Date, must deliver to the Investment Manager a completed, executed Subscription Agreement, which must be satisfactory to the Investment Manager, and in which, among other things, such prospective Common Member represents that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and a "qualified client" within the meaning of Rule 205-3 of the Advisers Act. The minimum Common Share Commitment to which a Common Member may subscribe shall be $10,000,000; provided, however, that the Investment Manager may, in its sole discretion, waive this requirement. On the Initial Drawdown Date, each prospective Common Member whose subscription has been accepted on or prior to such date shall contribute to the Company 20% of its Common Share Commitment or such other proportion as the Investment Manager shall have determined. The Company may accept additional Common Share Commitments (each an "Additional Common Share Commitment") from existing and additional prospective Common Members who satisfy the requirements set forth in the first two sentences of this Section 7.1(a) until the third Drawdown Date. On the date of original issuance of each series of Preferred Shares, each Person who is admitted as a Member holding Preferred Shares of such series in accordance with the applicable Statement of Preferences shall, in connection therewith, contribute to the Company an amount in cash equal to the purchase price for such Preferred Shares.

         (b) Subsequent to the Initial Drawdown Date, the Company will draw down Common Share Commitments on multiple Drawdown Dates (each, a "Subsequent Drawdown Date"). On each Drawdown Date, the Company will issue Common Shares at Net Asset Value per Common Share as calculated within 48 hours prior to issuance (exclusive of Sundays and holidays) in an aggregate amount equal to the percentage of the Common Share Commitments drawn down; provided, however, that in order to ensure that the appropriate portion of the Company's organizational, offering and operational expenses (excluding interest and preferred dividends) through the relevant Subsequent Drawdown Date are borne by the subscribers for Additional Common Share Commitments, the price per Common Share for the initial drawdown in respect of any Additional Common Share Commitment shall be adjusted to be the Net Asset Value per Common Share as so calculated plus an additional amount not less than the quotient obtained by dividing (i) the sum of (A) the product obtained by multiplying (I) 20% of the aggregate amount of such Additional Common Share Commitment times (II) the quotient obtained by dividing
(x) the aggregate amount of the organizational and offering expenses, and

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an allocable portion of operational expenses (excluding interest and preferred dividends), of the Company in respect of the Common Shares incurred for accounting purposes through the related pricing date by (y) 20% of the aggregate amount of the Common Share Commitments (including such Additional Common Share Commitments) accepted through such pricing date plus (B) the product obtained by multiplying (I) the aggregate amount of such Additional Common Share Commitment times (II) the quotient obtained by dividing (x) the aggregate amount of sales commissions payable by the Company in respect of all such Additional Common Share Commitments by (y) the aggregate amount of all Common Share Commitments by
(ii) the number of Common Shares being purchased at such initial drawdown in respect of the portion of such Additional Common Share Commitment being drawn at such time (which number shall be calculated by dividing such initial drawdown amount of such Additional Common Share Commitment by the Net Asset Value per Common Share as calculated pursuant to the initial clause of this sentence without regard to this proviso). For the avoidance doubt, the phrase "such additional Common Share Commitment" (or the plural thereof) refers only to Additional Common Share Commitments with respect to which such Subsequent Drawdown Date is the date of the initial drawdown. On the first Subsequent Drawdown Date after which any particular Additional Common Share Commitment has been accepted by the Company, the drawdown in respect of such Additional Common Share Commitment shall equal the percentage of the initial Common Share Commitments drawn through such date.

         (c) Unfunded Commitments may be called by the Company at any time during the Subscription Period in any amount on not less than 15 days prior written notice to the Common Members; provided, however, that (i) except as set forth in the proviso to Section 7.1(b), all Capital Contributions for Common Shares shall be on a pro rata basis in proportion to each Common Member's respective Unfunded Commitment, (ii) the aggregate amount of Capital Contributions required on each Subsequent Drawdown Date shall be at least 10% of the aggregate Common Share Commitments (or, with respect to the last Subsequent Drawdown Date, any amount left undrawn), and (iii) all calls for Capital Contributions shall be made so that they are required to be funded on or prior to the end of the Subscription Period.

         (d) If any Common Member fails to make full payment of any portion of its Common Share Commitment or any other payment required hereunder when due (a "Defaulting Member"), the Company shall give such Defaulting Member written notice of its default in payment and in the event such default shall continue beyond the tenth calendar day following such notice, the Company may, in its sole discretion, take any one or more of the following actions:

               (i) The Company may assist the Defaulting Member in finding a buyer for the Defaulting Member's Common Shares which buyer will assume the Defaulting Member's obligations hereunder, subject to the restrictions on transfer contained in Section 11.2 (in which case such Person shall, as a condition of purchasing such Common Shares, become a party to this Agreement and assume such Defaulting Member's obligation to make both defaulted and future Capital Contributions).

               (ii) The Company may pursue and enforce all rights and remedies the Company may have against the Defaulting Member, including a lawsuit to collect the overdue amount, with interest calculated thereon at a rate equal to the Base Rate plus six percent (6%) per annum or, if greater, the annualized rate of total return per Common Share over the prior four fiscal quarters (or since commencement of operations if less than four fiscal quarters) (but not in excess of the highest rate per annum permitted by applicable law).

               (iii) The Company may offer a Defaulting Member's Common Shares to the Common Members (other than any Defaulting Member), which offer shall be made pro rata in accordance with the non-defaulting Members' respective Common Share Commitments, at a discount to the Net Asset Value of such Common Shares. The purchase price for such Common Shares will be determined in the sole discretion of a majority of the Independent Directors; provided, however, that such Defaulting Member shall receive not less than 66% of the most recently determined Net Asset Value of such Common Shares. If a non-defaulting Member elects not to purchase all of the Common Shares offered to it, such unpurchased Common Shares shall be reoffered pro rata to the non-defaulting Members who have purchased all of the Common Shares offered to them until either all of such Common Shares are acquired or no non-defaulting Member wishes to make a further investment. At the closing of such purchase (on a date and at a place designated by the Company), each purchasing Member shall, as payment in full for the Defaulting Member's Common Shares being purchased, (A) deliver a non-interest bearing, non-recourse promissory note (in a form approved by the Company) payable upon the earlier to occur of ten years after delivery of the note or liquidation of the Company, secured only by the Defaulting Member's Common Shares being purchased by such Member (excluding the portion of such Common Shares represented by contributions made by such purchaser with respect to such Common Shares), payable to the Defaulting Member in an amount equal to the purchase price of the portion of the Defaulting Member's Common Shares being purchased by such Member, and (B) assume the portion of the Defaulting Member's obligation to make both defaulted and future Capital Contributions and other payments pursuant to its Common Share Commitment and this Agreement which are commensurate with the portion of the Defaulting Member's Common Shares being purchased by such Member. Upon the closing of such purchase, each purchasing Member shall make a Capital Contribution in an aggregate amount equal to that portion of the assumed Common Share Commitment representing the defaulted Common Share Commitment of the Defaulting Member, and the balance of the assumed Common Share Commitment shall be added to such purchasing Member's Common Share Commitment for all purposes under this Agreement. The Company shall specify the procedures for making and accepting the offers contemplated by this subparagraph and shall, in its discretion, set time limits for acceptance. All Capital Contributions made by the purchasing Members shall be "Capital Contributions" made under this Agreement and Common Shares shall be issued to such Members accordingly. If all of the Defaulting Member's Common Shares are not purchased pursuant to the immediately preceding provisions, the Company may offer any remaining Common Shares to any other Person on the same terms as originally offered to the Members pursuant to such provisions, subject to the restrictions on transfer contained in Section
     11.2 (in which case such Person shall, as a condition of purchasing such Common Shares, become a Member party to this Agreement and assume such Defaulting Member's obligation to make both defaulted and future Capital Contributions).

               (iv) The Company may repurchase, retire and cancel such Defaulting Member's Common Shares at a discount to the Net Asset Value of such Common Shares. The consideration to be paid to such Defaulting Member upon any repurchase, retirement or cancellation of such Common Shares will be determined in the sole discretion of a majority of the Independent Directors; provided, however, that such Defaulting Member shall receive not less than 66% of the Net Asset Value of such Common Shares.

               (v) The Company may offer to the Common Members (other than such Defaulting Member) for assumption by the non-defaulting Members such Defaulting Member's Common Share Commitment to make its Capital Contribution which was not made ("Defaulted Commitment"), which offer shall be made pro rata in accordance with the non-defaulting Members' respective Common Shares. If a non-defaulting Member elects not to assume the entire portion of the Defaulted Commitment offered to it, such unassumed Defaulted Commitment shall be reoffered pro rata to the non-defaulting Members who have elected to assume the entire portion of the Defaulted Commitment offered to them until either all of such Defaulted Commitment is assumed or no non-defaulting Member wishes to make a further assumption of the Defaulted Commitment. At the closing of such offer (on a date and at a place designated by the Company), each assuming Member shall make a Capital Contribution in an amount equal to that portion of the Defaulted Commitment assumed by it in accordance with the provisions of this subparagraph which is then due or past due. The Investment Manager shall specify the procedures for making and accepting the offers contemplated by this subparagraph and shall, in its discretion, set time limits for acceptance. If the entire Defaulted Commitment is not assumed pursuant to the preceding provisions, the Company may offer to any other Person for assumption any remaining portion of the Defaulted Commitment, subject to the restrictions on transfer contained in Section 11.2 (in which case such third party or parties shall become a party to this Agreement). All Capital Contributions made by the non-defaulting Members and other Persons pursuant to this subparagraph (v) shall be "Capital Contributions" made under this Agreement, and the Common Shares of each of such Members and other Persons shall be adjusted accordingly. Such Defaulting Member's Common Share Commitment shall be reduced by the aggregate amount of Defaulted Commitment assumed by the non-defaulting Members and such other Persons and for which payments have been actually received by the Company.

               (vi) The Company may reduce (effective on the date of the default) the Defaulting Member's Common Share Commitment (to the extent it has not been assumed by another Member or Person) to the amount of Capital Contributions actually made by such Defaulting Member (net of distributions pursuant to Section 8.1), and the aggregate Common Share Commitment of such Defaulting Member shall be commensurately reduced; provided, however, that the Common Share Commitments of the non-defaulting Members shall not be reduced.

               (vii) If the Defaulting Member is an entity formed for the purpose of investing in the Company and such Defaulting Member's failure to make any portion of a Capital Contribution when required is caused by the failure of one or more of such Defaulting Member's investors to either (i) make an equity contribution or (ii) deliver payment in exchange for any notes issued to such investor, to such Defaulting Member, the Company may, in its sole discretion, apply the provisions of this Section 7.1(d) to such Defaulting Member's Common Shares and/or Common Share Commitments on a pro rata basis to appropriately reflect the effect of the failure of such Defaulting Member's defaulting equity investors in a manner which is equitable to such Defaulting Member's non-defaulting equity investors.

         (e) No consent of any Member shall be required as a condition precedent to any transfer, assignment, assumption or other disposition of a Defaulting Member's Common Shares or Common Share Commitment, as the case may be, pursuant to Section 7.1(d). If all of the Defaulting Member's Common Shares and its Common Share Commitments are purchased in the manner set forth in Section 7.1(d), such Defaulting Member shall cease to be a Common Member in the Company and shall cease to have the power to exercise any rights or powers of a Common Member.

         7.2 Contribution of SVOF/MM LLC or Another Affiliate of the Investment Manager

             If the Board of Directors approves the issuance of the Series S Preferred Share, SVOF/MM LLC or another affiliate of the Investment Manager shall receive one Series S Preferred Share in exchange for its contribution of $1,000.00 on the Initial Drawdown Date or such other date as the Board of Directors shall approve. The Series S Preferred Share shall have the designations, powers, preferences, voting and other rights, limitations, qualifications and terms and conditions set forth in the Statement of Preferences therefor attached hereto as Appendix A.

         7.3 Withdrawal of Capital

             No Member shall have any right to withdraw from the Company except in connection with the admission of one or more Transferees of all of such Member's Shares in the Company. No Member shall have any right to require the Company to repurchase or redeem all or any portion of its Shares except as provided in or pursuant to any Statement of Preferences. Further, no Common Member shall have any right to withdraw its Common Share Commitment.

                                   SECTION 8.

                                  DISTRIBUTIONS

         8.1 Distributions

         (a) The Company shall from time to time distribute among the Shares (or one or more classes or series thereof) such portion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Company as the Directors or, if approved by the Board of Directors, the Investment Manager may deem proper or as may otherwise be determined pursuant to this Agreement or the Statement of Preferences therefor, which need not be ratable with respect to distributions in respect of Shares of any other class or series thereof of the Company, but must be ratable within each class or series of Shares. The Preferred Shares shall not be entitled to receive, and the Directors shall be prohibited from declaring or distributing in respect of any of the Preferred Shares, any amount in excess of the distributions specified for such Preferred Shares in the applicable Statement of Preferences therefor. Such distributions may be made in cash or property (including without limitation any type of obligations of the Company or any assets thereof) or any combination thereof.

         (b) Distributions may be made to the holders of record of the Shares entitled to such distribution at the time such distribution is declared or at such later date as shall be determined by the Company prior to the date of payment.

         (c) The Directors may always retain from any source such amount as they may deem necessary to pay the debts or expenses of the Company or to meet obligations of the Company, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business of the Company.

         (d) Any distribution by the Company pursuant to the terms of this
Section 8.1 or Section 16 to the Person shown on the Company's records as a Member or to its legal representatives, or to the assignee of the right to receive such distributions as provided herein, shall relieve the Company, the Directors and the Investment Manager of all liability to any other Person who may be interested in such distribution by reason of any Transfer of any interest in any of such Member's Shares (including a Transfer thereof by operation of law or by reason of death, incompetence, bankruptcy or liquidation of such Member, as the case may be).

         (e) Notwithstanding any provision to the contrary contained in this Agreement, neither the Company, the Directors nor the Investment Manager on behalf of the Company shall make any distribution to a Member on account of its Shares if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

         (f) Notwithstanding any other provision of this Agreement, the Company may set aside reasonable reserves for anticipated liabilities, obligations or commitments of the Company which it determines to be reasonably necessary or desirable, in its sole judgment.

         (g) Each Common Member agrees, within ten (10) calendar days following the receipt of each written request from the Company, in the event a Distribution Restriction Event shall have occurred and is continuing so that the Company is prevented from making distributions to the Common Members such that its deduction for dividends paid during the taxable year does not equal at least ninety-eight percent (98%) of each of (i) the Company's investment company taxable income (as determined for purposes of Section 852 of the Code) and (ii) the amount described in Section 852(a)(1)(B) of the Code, to execute and deliver to the Company, or an agent of the Company specified by the Company, with respect to any such taxable year, a consent in accordance with Section 565 of the Code and the Treasury Regulations promulgated thereunder, and any successor provision, in the manner specified by the Company, to treat the amount specified by the Company in such request as a dividend (the "Consent Dividend") for United States federal income tax purposes for the taxable year indicated by the Company.

         (h) In the case that a Common Member reasonably believes that there may be a withholding tax imposed on a Consent Dividend under the laws of the United States or any political subdivision thereof, upon the written request of such Common Member given to the Company within five (5) Business Days of the written request by the Company for the Consent Dividend forms and documentation described in Section 8.1(g) hereof, such Common Member shall not be required to execute or deliver such Consent Dividend forms unless the Company has delivered to such Common Member a certificate signed by an authorized officer of the Company stating that the Company has sufficient funds available to make the payments required and shall make such payments; provided that such Common Member shall execute and deliver to the Company such Consent Dividend forms and documentation within five (5) Business Days of the receipt of such certificate.

         (i) If it is determined by the Board of Directors that the requisite consents for a Consent Dividend have not been obtained from the Common Members, after taking such actions, if any, as the Board of Directors deems appropriate to enforce the provisions of Section 8.1(g) hereof, but a dividend payment or distribution would otherwise be required to be made on the Common Shares in order to preserve the U.S. federal income tax status of the Company as a regulated investment company or to avoid the imposition of the excise tax under
Section 4982 of the Code, such payment or distribution shall be distributed for the benefit of the Common Members and deposited into one or more escrow accounts. If any amounts deposited in the escrow accounts are paid over to the senior secured creditors of the Company, the Common Members will have an unsecured, recourse claim against the Company for any such amounts paid to such senior secured creditors. For United States federal, state and local tax purposes, each Common Member agrees to treat its share of any amount so deposited as a dividend received by such Common Member at the time of such deposit.

         (j) After the determination of Net Asset Value per Common Share in respect of any Subsequent Drawdown Date and immediately prior to the issuance of additional Common Shares on such Subsequent Drawdown Date, the Company shall declare a distribution to the holders of Common Shares at the time of such declaration in an amount per share equal to the quotient obtained by dividing
(i) the aggregate of the products determined in respect of such Subsequent Drawdown Date pursuant to clause (i)(A) and (B) of the proviso to Section 7(b), by (ii) by the number of Common Shares outstanding at the time of such declaration.

                                   SECTION 9.

                        MANAGEMENT AND BOARD OF DIRECTORS

         9.1 Management Generally

         (a) Subject to the voting rights of the Shares, the management of the Company shall be vested exclusively in the Board of Directors, which shall have all of the power and authority of a "manager" of the Company within the meaning of the Delaware Act, including the authority to appoint officers and to authorize persons to act on behalf of the Company and engage third parties to provide services to the Company and to perform any permissible activity and is further authorized to delegate such power and authority to such officers or authorized Persons as it determines to be appropriate, subject to the requirements of the Investment

Company Act. The Board of Directors may designate one or more committees each of which shall have all or such lesser portion of the power and authority of the entire Board of Directors as the Directors shall determine from time to time, except to the extent that action by the entire Board of Directors or particular Directors is required by the Investment Company Act.

         (b) Except as expressly set forth herein, the Members, in their capacity as such, shall have no part in the management of the Company, and shall have no authority or right to act on behalf of the Company in connection with any matter. Employees, officers, authorized Persons and agents of the Company shall have authority to act on behalf and in the name of the Company to the extent authorized by the Board of Directors or pursuant to authority granted by it. It is contemplated that the Board of Directors will delegate substantially all of its power and authority with respect to the operations of the Company to the Investment Manager and other authorized Persons.

         9.2 Board of Directors

         (a) Subject to the terms of each Statement of Preferences, the number of Directors shall be such number, not less than three, as shall be approved from time to time by a majority of Directors then in office. No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his or her term. An individual nominated as a Director shall be at least 21 years of age and not older than such age as shall be approved from time to time by not less than two-thirds of the Directors then in office and shall not be under legal disability. Directors need not own Shares and may succeed themselves in office. The names and addresses of the Directors shall be set forth in the records of the Company.

         (b) Any Director may resign as a Director (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date provided in such instrument. Subject to the rights of the Preferred Shares with respect to Directors elected solely by the Preferred Shares pursuant to the Investment Company Act, any Director may be removed (provided that the aggregate number of Directors after such removal shall not be less than the minimum number specified in Section 9.2(a) hereof) for cause at any time by the act of a majority of the remaining Directors, specifying the date when such removal shall become effective. Subject to the rights of the Preferred Shares with respect to Directors elected solely by the Preferred Shares pursuant to the Investment Company Act, any Independent Director may be removed (provided that the aggregate number of Directors after such removal shall not be less than the minimum number Section 9.2(a) hereof) without cause at any time by the act of two-thirds of the remaining Directors, and any Director can be removed without cause by vote of not less than two-thirds of the aggregate number of Shares entitled to vote in the election of such Director, specifying the date when such removal shall become effective.

         (c) The term of office of a Director shall terminate and a vacancy shall occur in the event of the removal, resignation, incompetence or other incapacity to perform the duties of the office, or death, of a Director. Subject to the rights of the Preferred Shares with respect to Directors elected solely by the Preferred Shares pursuant to the Investment Company Act and pursuant to any Statement of Preferences, whenever a vacancy in the Board of Directors shall occur, the remaining Directors may fill such vacancy by appointing an individual having the qualifications described in this Agreement by a written instrument signed or adopted by a majority of the Directors then in office or by election of the holders of Shares, or may leave such vacancy unfilled, or may reduce the number of Directors (provided that the aggregate number of Directors after such removal shall not be less than the minimum number specified in Section 9.2(a) hereof). Any vacancy created by an increase in Directors may be filled by the appointment of an individual having the qualifications described in this Agreement by a majority of the Directors then in office or by election of the holders of Shares. No vacancy shall operate to annul this Agreement or to revoke any existing agency created pursuant to the terms of this Agreement. Whenever a vacancy in the number of Directors shall occur, until such vacancy is filled as provided herein, the Directors in office, regardless of their number, shall have all the powers granted to the Directors and shall discharge all the duties imposed upon the Directors by this Agreement.

         (d) Meetings of the Directors shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Directors. Regular meetings of the Directors may be held without call or notice at a time and place fixed by resolution of the Directors. Notice of any other meeting shall be mailed via overnight courier not less than 48 hours before the meeting or otherwise actually delivered orally or in writing not less than 24 hours before the meeting, but may be waived in writing by any Director either before or after such meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Directors may act with or without a meeting. A quorum for all meetings of the Directors shall be one-third of the Directors then in office. Unless provided otherwise in this Agreement, any action of the Directors may be taken at a meeting by vote of a majority of the Directors present (a quorum being present) or without a meeting by written consent of a majority of the Directors or such other proportion as shall be specified herein for action at a meeting at which all Directors then in office are present.

               (i) Any committee of the Directors may act with or without a meeting. A quorum for all meetings of any such committee shall be one third of the members thereof. Unless provided otherwise in this Agreement, any action of any such committee may be taken at a meeting by vote of a majority of the members of such committee present (a quorum being present) or without a meeting by written consent of a majority of the members of such committee or such other proportion as shall be specified herein for action at a meeting at which all committee members are present.

               (ii) With respect to actions of the Directors and any committee of the Directors, Directors who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the Investment Company Act.

               (iii) All or any one or more Directors may participate in a meeting of the Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting except as otherwise provided by the Investment Company Act.

               (iv) The Directors may, but shall not be required to, elect a Chairman of the Board of Directors, who shall not, in his or her capacity as such, be an officer of the Company and who shall serve at the pleasure of the Board of Directors. Any Chairman of the Board of Directors elected by the Directors need not be an Independent Director, unless otherwise required by applicable law.

         (e) The Directors shall elect a Chief Executive Officer, a Secretary, a Chief Financial Officer and any other authorized Persons the Directors consider appropriate, each of whom shall serve at the pleasure of the Board of Directors or until their successors are elected. The Directors may elect or appoint or may authorize the Chairman, if any, or Chief Executive Officer to appoint such other officers or agents or other authorized Persons with such other titles and powers as the Board of Directors may deem to be advisable. Any Chairman shall, and the Chief Executive Officer, Secretary and Chief Financial Officer may, but need not, be a Director.

         (f) The Directors and officers shall owe to the Company and the holders of Shares the same fiduciary duties as owed by directors and officers of corporations to such corporations and their stockholders under the general corporation law of the State of Delaware. Directors elected by the holders of Preferred Shares shall have no special duties to the holders of Preferred Shares. The Directors shall have exclusive and absolute control over the Assets and over the business of the Company to the same extent as if the Directors were the sole owners of the property and business in their own right, but with such powers of delegation as may be permitted by this Agreement. The Directors shall have power to engage in any activity not prohibited by Delaware law. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. The Directors may perform such acts as in their sole discretion are proper for conducting the business of the Company. The powers of the Directors may be exercised without order of or resort to any court. No Director shall be obligated to give any bond or other security for the performance of any of his duties or powers hereunder.

         (g) The Board of Directors may adopt and from time to time amend or repeal By-Laws ("By-Laws") for the conduct of the business of the Company. Such By-Laws shall be binding on the Company and the Members unless inconsistent with the provisions of this Agreement. The Members shall not have authority to adopt, amend or repeal By-Laws.

         (h) Any determination as to what is in the interests of the Company made by the Directors in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Directors.

         9.3 Expenses of the Company

         (a) The Company shall have power to incur and pay out of the Assets or income of the Company any expenses necessary or appropriate to carry out any of the purposes of this Agreement, and the business of the Company. The Directors may pay themselves such compensation as they in good faith may deem reasonable and may be reimbursed for expenses reasonably incurred by themselves on behalf of the Company.

         (b) The Company shall pay all, and shall reimburse the Investment Manager, the Co-Manager and each of their respective Affiliates for, any costs and expenses that, in the good faith judgment of the Board of Directors, are incurred in the formation, financing or operation of the Company, including, without limitation, the Advisory Fees and other costs and expenses specified herein or in the Advisory Agreement or the Co-Advisory Agreement to be paid by the Company; fees and expenses of offering Shares or debt instruments and enhancing or assuring the credit quality thereof; fees and expenses relating to short-term investments of cash and investments in Portfolio Companies including the structuring, negotiation, acquisition,, syndication, holding, restructuring, recapitalization and disposition thereof or relating to proposed portfolio investments which are not consummated; reasonable premiums for insurance protecting the Company, the Investment Manager, the Co-Manager, any of their respective Affiliates and any of their respective employees and agents; legal, compliance, administrative, custodial and accounting expenses; auditing expenses; appraisal expenses; expenses relating to organizing companies through or in which investments in Portfolio Companies will be made; expenses incurred in maintaining the places of business of the Company; costs and expenses of preparing and maintaining the books and records of the Company and entities through which it invests; costs and expenses that are classified as extraordinary expenses under generally accepted accounting principles; taxes or other governmental charges payable by the Company; costs and expenses incurred in connection with any actual or threatened litigation, and any judgments or settlements paid in connection with litigation, involving the Company, a Portfolio Company or a Person entitled to indemnification from the Company; expenses (including legal fees and expenses) incurred in connection with the bankruptcy or reorganization of any Portfolio Company; costs of reporting to the Members, creditors and regulatory authorities; costs of responding to regulatory inquiries; costs of Member meetings and the solicitation of Member consents; costs incurred in valuing assets; costs of winding up and liquidating the Company; expenses incurred in connection with a Member that defaults in respect of a Capital Contribution or any payment due to the Company; and interest, distributions and fees under the Credit Agreement, other indebtedness incurred by the Company and the Shares.

         (c) The Company shall pay, and shall reimburse the Investment Manager, the Co-Manager and each of their Affiliates for, all legal, tax, accounting and other expenses (including organizational expenses) incurred in connection with the Credit Agreement, the Preferred Shares and the formation of the Company and related entities, and all fees payable to the Placement Agents in connection with subscriptions for the Shares and to any other agents, lenders, arrangers or other Persons in connection with the Credit Agreement and the placement and sale of the Preferred Shares.

         (d) The Company shall pay, and shall reimburse the Co-Manager for, any reasonable transportation and other travel costs and expenses incurred by the Co-Manager in connection with making any representative on any investment committee available for meetings with the other members of such investment committee.

         9.4 Members' Consent

             To the fullest extent permitted by law, each Member hereby consents to the exercise by the Board of Directors and the Investment Manager of the powers conferred on them by this Agreement.

         9.5 Exculpation

             No Member shall be subject in such capacity to any personal liability whatsoever to any Person in connection with the Assets or the acts, obligations or affairs of the Company. Members shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the general corporation law of the State of Delaware. Except as otherwise required by law, the Directors, the Investment Manager, the Co-Manager, and their respective Affiliated Persons, or any officer, director, member, manager, employee, stockholder, assign, representative or agent (including the Placement Agents) of any such Person (each an "Indemnified Person", and collectively, the "Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Company, any Member or any other Person for any loss, liability, damage, settlement cost, or other expense (including reasonable attorneys' fees) incurred by reason of any act or omission or any alleged act or omission performed or omitted by such Indemnified Person (other than solely in such Indemnified Person's capacity as a Member, if applicable) in connection with the establishment, management or operations of the Company or the management of the Assets (including in connection with serving on any creditors' committee or board of directors for any Portfolio Company ), except that an Indemnified Person shall be liable to the Company or any Member, as the case may be, if such act or failure to act arises out of the bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duty to the Company or such Member, as the case may be (such conduct, "Disabling Conduct"). Subject to the foregoing, all such Persons shall look solely to the Assets (including, without limitation, the Unfunded Commitments) for satisfaction of claims of any nature arising in connection with the affairs of the Company. If any Indemnified Person is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such Indemnified Person shall not, on account thereof, be held to any personal liability.

         9.6 Indemnification; No Duty of Investigation; Reliance on Experts

         (a) To the fullest extent permitted by applicable law, each of the Indemnified Persons shall be held harmless and indemnified by the Company (out of the Assets (including, without limitation, the Unfunded Commitments) and not out of the separate assets of any Member) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such Indemnified Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnified Person may be or may have been involved as a party or otherwise (other than as authorized by the Directors, as the plaintiff or complainant) or with which such Indemnified Person may be or may have been threatened, while acting in such Person's capacity as an Indemnified Person, except with respect to any matter as to which such Indemnified Person shall not have acted in good faith in the reasonable belief that such Person's action was in the best interest of the Company or, in the case of any criminal proceeding, as to which such Indemnified Person shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that an Indemnified Person shall only be indemnified hereunder if (i) such Indemnified Person's activities do not constitute Disabling Conduct and (ii) there has been a determination (a) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification was brought that such Indemnified Person is entitled to indemnification or, (b) in the absence of such a decision, by (1) a majority vote of a quorum of those Directors who are neither "interested persons" of the Company (as defined in Section 2(a)(19) of the Investment Company Act) nor parties to the proceeding, that the Indemnified Person is entitled to indemnification (the "Disinterested Non-Party Directors"), or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion that concludes that the Indemnified Person should be entitled to indemnification. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnified Person as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnified Person was authorized by a majority of the Directors. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (b) below.

         (b) The Company shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation by the Indemnified Person of the Indemnified Person's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Company unless it is subsequently determined that he is entitled to such indemnification and if a majority of the Directors determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (1) the Indemnified Person shall provide adequate security for his undertaking, (2) the Company shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the Disinterested Non-Party Directors, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnified Person ultimately will be found entitled to indemnification. (c) The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which he may be lawfully entitled.

         (d) Notwithstanding the foregoing, subject to any limitations provided by the Investment Company Act and this Agreement, the Company shall have the power and authority to indemnify Persons providing services to the Company to the full extent provided by law as if the Company were a corporation organized under the Delaware General Corporation Law provided that such indemnification has been approved by a majority of the Directors or, with respect to agreements to which the Investment Manager is not a party, by the Investment Manager.

         (e) No purchaser, lender, transfer agent or other person dealing with the Directors or with any officer, employee or agent of the Company shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Directors or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Directors or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share and other security of the Company, and every other act or thing whatsoever executed in connection with the Company shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Directors under this Agreement or in their capacity as officers, employees or agents of the Company. The Company may maintain insurance for the protection of the Assets, its Members, Directors, officers, employees or agents in such amounts as the Directors shall deem adequate to cover possible liability, and such other insurance as the Directors in their sole judgment shall deem advisable or is required by the Investment Company Act.

         (f) Each Indemnified Person shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of the Company's officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Directors, officers or employees of the Company, regardless of whether such counsel or other person may also be a Director.

         9.7 Director Limited Liability

             Except as otherwise provided by law, the Directors shall not be obligated personally for any debt, obligation or liability of the Company solely by reason of being the manager of the Company, and the debt, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company.

         9.8 Certain Other Activities

             The Investment Manager, the Co-Manager and their respective Affiliated Persons, employees and associates (collectively, the "Manager Affiliates") may manage funds and accounts other than the Assets ("Other Accounts") that invest in assets eligible for purchase by the Company. Subject to the requirements of the Investment Company Act and the Advisers Act, the Manager Affiliates are in no way prohibited from spending, and may spend, substantial business time in connection with other businesses or activities, including, but not limited to, managing Other Accounts, managing investments, advising or managing entities whose investment objectives are the same as or overlap with those of the Company, participating in actual or potential investments of the Company or any Member, providing consulting, merger and acquisition, structuring or financial advisory services, including with respect to actual, contemplated or potential investments of the Company, or acting as a director, officer, manager, member or creditors' committee member of, or adviser to, or participant in, any corporation, company, limited liability company, trust or other Person. Subject to the requirements of the Investment Company Act and the Advisers Act, the Manager Affiliates are in no way prohibited from receiving, and may receive, fees or other compensation from third parties for any of these activities, which fees will be for their own account and not for the account of the Company. Such fees may relate to actual, contemplated or potential investments of the Company and may be payable by entities in which the Company directly or indirectly has invested or contemplates investing. Neither the Company nor any Member shall, by virtue of this Agreement, have any right, title or interest in or to the businesses or activities permitted by this
Section 9.8 or in or to any fees or consideration derived therefrom. Allocation of investments or opportunities among the Company and Other Accounts will be made as described in the Offering Memorandum or as otherwise approved by the Board of Directors in accordance with the Investment Company Act, the Advisers Act and any exemptive order obtained from the U.S. Securities and Exchange Commission.

                                  SECTION 10.

                                     MEMBERS

         10.1 Identity, Contributions and Common Share Commitments

              The names and addresses of the Members, the Shares owned by each Member and the Capital Contributions, Common Share Commitments and Unfunded Commitments of each will be set forth in the Company's records.

         10.2 No Management Power or Liability

              Subject to the requirements of the Investment Company Act, except as otherwise provided herein, the Members as such shall have no right or power to, and shall not, take part in the management of or transact any business for the Company, including but not limited to, any acts or decisions relating to investment activities of the Company, and shall have no power to sign for or bind the Company. Except as otherwise required by law, no Member, in its capacity as such, shall be personally liable for any debt, loss, obligation or liability of the Company in excess of its Unfunded Commitment (if applicable). Except to the extent expressly provided in the preceding sentence, the Company shall indemnify and hold harmless each Member (in its capacity as such) in the event such Member becomes liable for any debt, loss, obligation or liability of the Company unless such Member has engaged in fraud, willful misconduct, gross negligence or criminal conduct constituting a felony with respect to such debt, loss, obligation or liability.

         10.3 Amendments

         (a) If a vote of the holders of Shares is required by applicable law or this Agreement to amend this Agreement, or if the Directors determine to submit an amendment to a vote of the holders of Shares, then, other than with respect to Sections of this Agreement where a different affirmative vote is specifically required, this Agreement may be amended, after a majority of the Directors then in office have approved a resolution therefor, by the affirmative vote set forth in Section 10.10. Section 10.10 may only be amended, after a majority of Directors then in office have approved a resolution therefor, by the affirmative vote of the holders of not less than 75% of the affected Shares then outstanding. If any Enhanced Preferred

Shares are outstanding, Section 16.7 may only be amended, after a majority of Directors then in office have approved a resolution therefor, by the affirmative vote of the holders of not less than 100% of the Enhanced Preferred Shares then outstanding. Notwithstanding the foregoing, without the unanimous approval of all of the Members affected thereby, no such amendment may:

               (i) require any Common Member to make Capital Contributions in excess of its Common Share Commitment, require any Member that is not a Common Member to make additional Capital Contributions in excess of its contractual commitment or otherwise increase the liability of any Member hereunder; or

               (ii) adversely affect such Members' rights to distributions; or

               (iii) modify this Section 10.3(a).

         (b) Subject to the requirements of the Investment Company Act and other applicable law, notwithstanding the foregoing provisions of this Section 10.3, the Board of Directors may amend this Agreement, without the consent of any Member, (i) to change the name of the Company or any class or series of Shares,
(ii) to make any change that does not adversely affect the relative rights or preferences of any class or series of Shares in relation to any Member, (iii) to conform this Agreement to the requirements of the Investment Company Act or any other applicable law; (iv) in connection with qualifying the Company to permit limited liability under the laws of any state; (v) to prevent any material and adverse effect to any Member or the Company arising from the application of legal restrictions to any Member, the Investment Manager, the Co-Manager or the Company, subject to the requirement that the Members not be materially and adversely affected; (vi) to make any change that is necessary or desirable to cure any ambiguity or inconsistency, subject to the requirement that the Members not be materially and adversely affected; (vii) to make any other changes similar to the foregoing, including in connection with the Credit Agreement, subject to the requirement that the Members not be materially and adversely affected; or (viii) to make such conforming changes as may be necessary to reflect the termination of the Portfolio Partnership and the assumption by the Company of all of the assets and obligations of the Portfolio Partnership to the extent not prohibited by applicable law, subject to the requirement that the Members not be materially and adversely affected thereby; provided that the Board of Directors shall not be liable for failing to do so. Prior to entering into any amendment pursuant to this Section 10.3(b), the Board of Directors shall notify the Members in writing of the material terms of such amendment. The Board of Directors may reflect in its records changes made in the composition of the Members and their respective Capital Contributions and Shares in accordance with the provisions of this Agreement without the consent of the Members.

         (c) After any amendment to this Agreement becomes effective, the Company shall send to the Members a copy of such amendment.

         (d) Nothing contained in this Agreement shall permit the amendment of this Agreement to impair the exemption from personal liability of the Members, Directors, officers, employees and agents of the Company and their respective Affiliates, to permit assessments upon Members in excess of their Unfunded Commitments or to permit the Company to be converted at any time from a "closed-end investment company" to an "open-end investment company" as those terms are defined by the Investment Company Act or a company obligated to repurchase shares under Rule 23c-3 of the Investment Company Act.

         (e) An amendment duly adopted by the requisite vote of the Board of Directors and, if required, Members as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Directors or Members, as the case may be. A certification signed by a majority of the Directors or the Secretary setting forth an amendment and reciting that it was duly adopted by the Directors and, if required, Members as aforesaid, or a copy of the Agreement, as amended, and executed by a majority of the Directors or the Secretary, shall be conclusive evidence of such amendment when lodged among the records of the Company or at such other time designated by the Directors.

         (f) Notwithstanding any other provision hereof, until such time as Shares are issued and outstanding, this Agreement may be terminated or amended in any respect by the affirmative vote of a majority of the Directors or by an instrument signed by a majority of the Directors then in office.

         (g) Notwithstanding anything to the contrary contained herein, no holder of Shares of any class or series, other than to the extent expressly determined by the Directors with respect to Shares qualifying as preferred stock pursuant to Section 18(a) of the Investment Company Act, shall have any right to require the Company or any person controlled by the Company to purchase any of such holder's Shares.

         10.4 Merger, Consolidation, Liquidation

              Subject to the provisions of the Investment Company Act and other applicable law, the Company may merge or consolidate with any other entity, or sell, lease or exchange all or substantially all of the Assets upon approval by two-thirds of the Directors then in office and the affirmative vote of not less than two-thirds of the outstanding Shares. Notwithstanding the foregoing, the Portfolio Partnership shall automatically be merged into the Company and terminate its existence at such times as, pursuant to receipt of no-action or other appropriate relief from the Securities and Exchange Commission or its staff, the board of directors is able to authorize issuance of the Series S Preferred Shares to the general partner of the Portfolio Partnership. Each Member, upon becoming a Member, consents to such merger, including the exchange by each holder of preferred limited partner interests of the Portfolio Partnership for an equivalent amount of Preferred Shares having substantially similar terms and the exchange of the general partner interest of the general partner of the Portfolio Partnership for the share or shares of Series S Preferred Shares, to the extent any consent of Members would be required therefor. Such merger shall occur on the basis of the net asset value of the Common Shares, the liquidation preference of the Preferred Shares and the amount of indebtedness outstanding under the Credit Agreement and in accordance with the requirements of Rule 17a-8 under the Investment Company Act. No Member shall have any rights of redemption or appraisal in connection with any such merger.

         10.5 List of Members

              A list of the names and addresses of all Members (to the extent known to the Company) shall be made available to any Member or its representative for inspection and, at the Member's cost, copying upon written request and at reasonable times to the extent required by the Investment Company Act with respect to trusts for any purpose.

         10.6 Limitations

              No Member shall have the right or power to (i) bring an action for partition against the Company; (ii) cause the termination or dissolution of the Company, except as set forth in this Agreement; or (iii) demand property other than cash with respect to any distribution and then only in accordance with the terms of this Agreement. For the avoidance of doubt, Members shall not have the power provided for in Section 18-801(a)(3) of the Delaware Act, and the Company may only be dissolved pursuant to the terms of this Agreement. Except to the extent required for a Delaware business corporation, the Members shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Company or the Members.

         10.7 Meetings.

         (a) The Company may, but shall not be required to, hold annual meetings of the holders of any class or series of Shares. An annual or special meeting of Members may be called at any time only by the Directors or by Members in accordance with the requirements of the Investment Company Act applicable to trusts; provided, however, that a meeting of the outstanding voting securities of the Company may also be called at the written request of the holders of not less than 10% of the outstanding voting securities of the Company for the purpose of adding an additional director and if at such meeting (which shall be held within 30 days after such written request is received by the Company) a majority of the voting securities entitled to vote thereat vote in favor of such proposition and one or more qualified persons has been nominated for such vacancy, the nominee for whom a plurality of the votes are cast shall be elected to fill such vacancy. Any meeting of Members shall be held within or without the State of Delaware on such day and at such time as the Directors shall designate.

         (b) Notice of all meetings of Members, stating the time, place and purposes of the meeting, shall be given by the Directors by mail to each Member of record entitled to vote thereat at its registered address, mailed at least 10 days before the meeting or otherwise in compliance with applicable law. Except with respect to an annual meeting, at which any business required by the Investment Company Act may be conducted, only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than 130 days after the record date. For the purposes of determining the Members who are entitled to notice of and to vote at any meeting the Directors may, without closing the transfer books, fix a date not more than 100 days prior to the date of such meeting of Members as a record date for the determination of the Persons to be treated as Members of record for such purposes.

         10.8 Action Without a Meeting

              Any action that may be taken at a meeting of the Members may be taken without a meeting if a consent in writing setting forth the action to be taken is signed by Members owning not less than the minimum percentage of the Shares of the Members that would be necessary to authorize or take such action at a meeting at which all the Members were present and voted, and notice of the action taken is provided to each Member. Any such written consent must be filed with the records of the meetings of the Members.

         10.9 Procedures

              A Member shall be entitled to cast votes: (i) at a meeting, in person, by written proxy or by a signed writing directing the manner in which its vote is to be cast, which writing must be received by the Company at or prior to the commencement of the meeting, or (ii) without a meeting, by a signed writing directing the manner in which its vote is to be cast, which writing must be received by the Company at or prior to the time and date on which the votes are to be counted. Except as otherwise herein specifically provided, all procedural matters relating to the holding of meetings of Members or taking action by written consent, whether noticed or solicited by the Company or others, including, without limitation, matters relating to the date for the meeting or the counting of votes by written consent, the time period during which written consents may be solicited, minimum or maximum notice periods, record dates, proxy requirements and rules relating to the conduct of meetings or the tabulation of votes, shall be as reasonably established by the Directors. To the extent not otherwise provided by the Board of Directors pursuant to
Section 10.10 or otherwise, the laws of the State of Delaware pertaining to the validity and use of proxies regarding the shares of business corporations shall govern the validity and use of proxies given by Members.

         10.10 Voting

         (a) Members shall have no power to vote on any matter except matters on which a vote of Shares is required by or pursuant to the Investment Company Act, a Statement of Preferences, this Agreement, the By-Laws or any resolution of the Directors. Any matter required to be submitted for approval of any of the Shares and affecting one or more classes or series shall require approval by the required vote of Shares of the affected class or classes and series voting together as a single class and, if such matter affects one or more classes or series thereof differently from one or more other classes or series thereof or from one or more series of the same class, approval by the required vote of Shares of such other class or classes or series or series voting as a separate class shall be required in order to be approved with respect to such other class or classes or series or series; provided, however, that except to the extent required by the Investment Company Act and any Statement of Preferences, there shall be no separate class votes on the election or removal of Directors or the selection of auditors for the Company. Members of a particular class or series thereof shall not be entitled to vote on any matter that affects the rights or interests of only one or more other classes or series of such other class or classes or only one or more other series of the same class. There shall be no cumulative voting in the election or removal of Directors. The Company will submit to a vote by its Members any matter submitted by the Portfolio Partnership to a vote of its partners and will vote all of its interests in the Portfolio Partnership on any such matter in the same proportions as the votes cast by the Members.

         (b) The holders of one-third of the outstanding Shares of the Company on the record date present in person or by proxy shall constitute a quorum at any meeting of the holders for purposes of conducting business on which a vote of all Members of the Company is being taken. The holders of one-third of the outstanding Shares of a class or classes on the record date present in person or by proxy shall constitute a quorum at any meeting of the holders of such class or classes for purposes of conducting business on which a vote of holders of such class or classes is being taken. The holders of one-third of the outstanding Shares of a series or series on the record date present in person or by proxy shall constitute a quorum at any meeting of the holders of such series or series for purposes of conducting business on which a vote of holders of such series or series is being taken. Shares underlying a proxy as to which a broker or other intermediary states its absence of authority to vote with respect to one or more matters shall be treated as present for purposes of establishing a quorum for taking action on any such matter only to the extent so determined by the Directors at or prior to the meeting of holders of Shares at which such matter is to be considered and shall not be treated as present for purposes of voting or any other purpose except as determined by the Directors.

         (c) Subject to any provision of the Investment Company Act, any Statement of Preferences or this Agreement specifying or requiring a greater or lesser vote requirement for the transaction of any matter of business at any meeting of Members or, in the absence of any such provision of the Investment Company Act, any Statement of Preferences or this Agreement, subject to any provision of the By-Laws or resolution of the Directors specifying or requiring a greater or lesser vote requirement, (i) the affirmative vote of a plurality (or, if provided by the By-Laws, a majority) of the Shares present in person or represented by proxy and entitled to vote for the election of any Director or Directors shall be the act of such Members with respect to the election of such Director or Directors, (ii) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on any other matter who vote on such matter shall be the act of the Members with respect to such matter, and (iii) where a separate vote of one or more classes or series is required on any matter, the affirmative vote of a majority of the Shares of such class or classes or series or series present in person or represented by proxy and entitled to vote on such matter who vote on such matter shall be the act of the Members of such class or classes or series or series with respect to such matter.

         (d) At any meeting of Members, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Company as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Directors, proxies may be solicited in the name of one or more Directors or one or more of the officers or employees of the Company. Only Members of record shall be entitled to vote. Each full Share shall be entitled to one vote and each fractional Share shall be entitled to a vote equal to its fraction of a full Share. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be given by or on behalf of a Shareholder of record on the record date for a meeting shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. The Directors shall have the authority to make and modify from time to time regulations regarding the validity of proxies. In addition to signed proxies, such regulations may authorize facsimile, telephonic, Internet and other methods of appointing a proxy that are subject to such supervision by or under the direction of the Directors as the Directors shall determine.

         10.11 Key Man Approvals

               If any two of Michael E. Tennenbaum, Mark Holdsworth and Howard Levkowitz die, become incapacitated or depart from the Investment Manager or cease to be actively involved in the management or operations of the Investment Manager or the Company, (i) if such event occurs during the Subscription Period, the Investment Manager will promptly notify the Co-Manager, the credit agent for the Company's senior credit facility, the credit enhancer, if any, and the Members of such event and the Members may determine at any time during the six months following such notice, by vote of 75% or more of the Common Shares, to terminate the Subscription Period or, voting together with the Preferred Shares as a single class, to liquidate the Company, and (ii) if such event occurs after the Subscription Period, the Investment Manager will promptly notify the Co-Manager, the credit agent for the Company's senior credit facility, the credit enhancer, if any, and the Members of such event, will increase the number of voting Co-Manager representatives on the investment committee established by the Investment Manager (the "Investment Committee") to a number that is equivalent at all times to the number of voting Investment Manager representatives on such committee and will promptly replace one or both of such individuals with another individual with skills reasonably comparable to those which such individual or individuals employed on behalf of the Investment Manager for the benefit of the Company (a person having such skills being a "Replacement Principal"), as determined by the approval of a majority of the Common Shares and Preferred Shares voting as a single class within sixty days after the date notice of such replacement is given. Upon the approval of a Replacement Principal, the number of Co-Manager representatives on the Investment Committee shall be reduced to one and such Replacement Principal's name shall be substituted for purposes of the first sentence of this Section
10.11 for the name of the individual for whom he or she is a Replacement Principal.

                                  SECTION 11.

                        ADMISSION OF ADDITIONAL MEMBERS;
                       ASSIGNMENTS OR TRANSFERS OF SHARES

         11.1 Admission of Additional Members

              No additional Members will be admitted after the Initial Drawdown Date, except as provided in Sections 7.1 and 11.2.

         11.2 Assignments or Transfers of Shares

         (a) In no event shall all or any part of a Member's Preferred Shares be Transferred, and any such purported Transfer shall be void and shall not be recognized by the Company, unless all of the conditions set forth in the applicable Statement of Preferences with respect thereto have been satisfied. In no event shall all or any part of a Member's Common Shares or Common Share Commitments be Transferred, and any such purported Transfer shall be void and shall not be recognized by the Company or the Members, unless all of the following conditions are satisfied:

               (i) The Transferor, if requested by the Company in its sole discretion, has delivered to the Company an opinion of counsel reasonably acceptable to the Company that such Transfer (A) would not violate the Securities Act or any state blue sky laws (including any investor suitability standards) and, (B) would not result in the breach of any agreement to which the Company is a party or by which it or any of the Assets is bound;

               (ii) The Transferor has demonstrated to the reasonable satisfaction of the Company that the Transferee is both an "accredited investor" as defined in Rule 501(a) under the Securities Act and a "qualified client" within the meaning of Rule 205-3 of the Advisers Act;

               (iii) The Company has received a notice of Transfer signed by both the Transferor and Transferee, such notice to be substantially in the form of Appendix C attached hereto (or such other document specified in the applicable Statement of Preferences); and

               (iv) the Company consents in writing to such Transfer (which consent may be withheld in the Company's reasonable discretion).

         (b) Provided the foregoing conditions are met, the Transferee may become a Substituted Member if and only if, with respect to Preferred Shares, any requirements set forth in the relevant Statement of Preferences are satisfied and, with respect to Common Shares, each of the following conditions is satisfied:

               (i) The Company has consented in writing to the substitution (which consent may be withheld in the Company's reasonable discretion with respect to Transfers of Common Share Commitments and may be withheld in the Company's reasonable discretion with respect to Transfers of Common Shares only if the transfer conditions described above have not been met or have not been waived);

               (ii) The Transferor and Transferee execute, acknowledge and deliver such instruments as the Company deems necessary, appropriate or desirable to effect such substitution, including the written acceptance and adoption by the Transferee of this Agreement and the execution, acknowledgment and delivery to the Company of a power of attorney, the substance of which shall be consistent with Section 13; and

               (iii) The Transferee agrees to bear all of the Company's expenses and costs incurred in connection with the Transfer and substitution, including legal fees and filing fees.

             Upon the satisfaction of the conditions set forth in this Section 11.2(b), the Company shall record on the books and records of the Company the Substituted Member as a Member of the Company.

         (c) A Transferee, legal representative or successor in interest of a Member shall be subject to all of the restrictions upon a Member provided in this Agreement.

         (d) A Transferee of Shares or Common Share Commitments who desires to make a further Transfer shall be subject to all of the provisions of this
Section 11 to the same extent and in the same manner as a Member making the initial Transfer.

         (e) Notwithstanding anything to the contrary in this Agreement, the Company may elect (in the Company's sole discretion) to treat a Transferee who has not become a Substituted Member as a Member in the place of the Transferor should it determine such treatment to be in the best interests of the Company.

         (f) Upon the Incapacity of an individual Member, such Member's personal representative or other successor in interest shall have such rights as the Incapacitated Member possessed to constitute a successor as a Transferee of its Shares or Common Share Commitment and to join with such Transferee in making application to substitute such Transferee as a Member, all as provided in Sections 11.2(a) and (b).

         (g) Upon the Incapacity of a Member other than an individual, the authorized representative of such entity shall have such rights as such entity possessed to constitute a successor as a Transferee of its Shares or Common Share Commitment and to join with such Transferee in making application to substitute such Transferee as a Member, all as provided in Sections 11.2(a) and
(b).

         (h) A Person who acquires Shares or an interest therein but is not admitted to the Company as a Substituted Member pursuant to Section 11.2(b) shall (i) in the case of a Person acquiring Common Shares or an interest therein who does not satisfy Section 11.2(a)(ii), obtain no rights whatsoever in the Company, such Transfer shall be void as between such Person and the Company and the Company shall have the absolute right in its sole discretion to Transfer such Common Shares to any Person who does satisfy Section 11.2(a)(ii) for such consideration as the Company deems sufficient in the circumstances and to remit to such Person who acquired such Common Shares in violation of this Agreement such portion of such consideration not in excess of 75% thereof as the Company receives in complete satisfaction of such Person's interest in the Company and
(ii) in the case of a Person acquiring Preferred Shares or an interest therein, be entitled only to the allocations and distributions with respect to such Shares in accordance with this Agreement or relevant Statement of Preferences but shall have no right to any information or accounting of the affairs of the Company and shall not have any voting or other rights of a Member under this Agreement or relevant Statement of Preferences; provided, however, that such Person described in this clause (ii) shall be entitled to receive such information and accountings as shall be consented to by the Company, which consent shall not be unreasonably withheld. A Substituted Member who qualifies pursuant to the provisions hereof shall succeed to all the rights and be subject to all the obligations of the Transferor Member in respect of the Shares or other interest as to which it was substituted.

                                  SECTION 12.

                                POWER OF ATTORNEY

         12.1 Appointment of Investment Manager

             Each Member, by becoming a Member, makes, constitutes and appoints the Investment Manager as its true and lawful attorney-in-fact, in its name, place and stead, with full power to do any of the following:

         (a) Execute on its behalf, file and record this Agreement and all amendments to this Agreement made and otherwise approved in accordance with
Section 10.3 or otherwise made in accordance with the terms of this Agreement;

         (b) Prepare, execute on its behalf, verify, file and record amendments to this Agreement made in accordance with the terms of this Agreement or to the books and records of the Company reflecting (i) a change of the name or location of the principal place of business of the Company, (ii) a change of the name or address of any Member, (iii) the addition of Members, (iv) the disposal by a Member of its Shares or Common Share Commitment in any manner, (v) a Person becoming or ceasing to be a Member of the Company, (vi) the exercise by any Person of any right or rights hereunder, (vii) the correction of typographical or similar errors, (viii) any amendments made in accordance with Section 10.3, and (ix) any amendment and restatement of this Agreement reflecting such amendments;

         (c) Prepare, execute on its behalf and record any amendments to the Certificate that the Investment Manager may deem advisable or necessary;

         (d) Prepare, execute on its behalf, file and record any other agreements, certificates, instruments and other documents required to continue the Company, to admit Substituted Members, to liquidate and dissolve the Company in accordance with Section 16, to comply with applicable law, and to carry out the purposes of clauses (a) and (b) above, to the extent consistent with this Agreement; and

         (e) Take any further action that the Investment Manager shall consider advisable in connection with the exercise of the authority granted in this
Section 12.1.

         12.2 Nature of Special Power

             The power of attorney granted under this Section 12 is a special power of attorney coupled with an interest, is irrevocable and may be exercised by the Investment Manager by listing all of the Members executing any agreement, certificate, instrument or document with a single signature of such attorney-in-fact acting as attorney-in-fact for all of them. The power of attorney shall survive and not be affected by the Incapacity of a Member and shall survive and not be affected by the Transfer by a Member of the whole or a portion of its Shares or Common Share Commitment, as the case may be, except where the Transfer is of all of the Shares or Common Share Commitment and the Transferee thereof with the consent of the Company is admitted as a Substituted Member; provided, however, that this power of attorney shall survive such Transfer for the sole purpose of enabling any such attorney-in-fact to effect such substitution. This power of attorney does not supersede any part of this Agreement, nor is it to be used to deprive any Member of its rights hereunder. It is intended only to facilitate the execution of documents and the carrying out of other procedural or ministerial functions.

                                  SECTION 13.

                           BOOKS, RECORDS AND REPORTS

         13.1 Books

         (a) The Company shall maintain books and records required by law for the Company at its principal office, which shall be in the United States, and each Member shall have the right to inspect, examine and copy such books and records at reasonable times and upon reasonable notice for the purposes required by the Investment Company Act relating to trusts or as authorized by the Directors or their delegate. All such books and records may be in electronic format, including the register of Members and all capital account and accounting records. Upon the request of a Member, the Company shall promptly deliver to the requesting Member, at the expense of the Company, a copy of any information which the Company is required by law to so provide in paper or electronic format. Notwithstanding the foregoing inspection rights or any other provision of this Section 13, the Company shall be entitled to keep confidential from the Members certain information as and to the extent permitted by Section 18-305(c) of the Delaware Act and the Investment Company Act.

         (b) A register shall be kept at the Company or any transfer agent duly appointed by or under the direction of the Directors which shall contain the names and addresses of the Members and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class and each series of each class. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class and series and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Members. No Member shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Directors as shall keep the register for entry thereon. Except as otherwise provided in any Statement of Preferences, it is not contemplated that certificates will be issued for the Shares; however, the Company may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

         (c) The Company shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares.

         (d) Shares shall be transferable on the records of the Company only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Company or a transfer agent of the Company of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Company. Until such record is made, the Member of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Directors nor any transfer agent or registrar nor any officer, employee or agent of the Company shall be affected by any notice of the proposed transfer.

             Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Member, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Directors or a transfer agent of the Company, but until such record is made, the Member of record shall be deemed to be the holder of such for all purposes hereof, and neither the Directors nor any transfer agent or registrar nor any officer or agent of the Company shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

         13.2 Reports

         (a) The Company shall prepare and send to Members to the extent and in the form required by the Investment Company Act and other applicable law or any exchange on which Shares are listed a report of operations containing financial statements of the Company prepared in conformity with generally accepted accounting principles and applicable law and a schedule setting forth the investments of the Company. Common Members shall receive quarterly reports of operations.

         (b) Within 60 days after the end of each Fiscal Year, the Company shall communicate in writing to each Member (i) such information as is necessary to complete such Member's United States federal and state income tax or information returns and (ii) annual financial statements audited by an accounting firm of national reputation.

         (c) Further, the Directors may, in their sole and absolute discretion, cause to be prepared (i) such reports or other information as may be necessary with respect to any Member's qualification for the benefit of any income tax treaty or provision of law reducing or eliminating any withholding or other tax or governmental charge with respect to any Assets and (ii) such other reports and financial statements of the Company as the Directors deem appropriate for informing the Members about the operations of the Company.

         The Company shall promptly distribute to the Members notice of the occurrence of any Default or Event of Default (as defined in the Credit Agreement) under the Credit Agreement.

         (d) To the extent that the Company has access thereto and in recognition of the various Members' obligations to comply with certain regulatory requirements, the Company will also provide to each Member, with reasonable promptness, such other data and information concerning the Company or Company activities in response to a request by any applicable governmental or regulatory agency as from time to time a Member may reasonably request. If the Company is bound by confidentiality obligations with respect to any information so requested, then the Company shall not be obligated to provide such information. A Member shall, at the request of the Company, enter into a confidentiality agreement relating to such information.

                                  SECTION 14.

                            VALUATION OF INTERESTS.

             The value of the Assets of the Company, the amount of liabilities of the Company, the Net Asset Value, and the Net Asset Value of each outstanding Common Share of the Company shall be determined on each Valuation Date in accordance with generally accepted accounting principles and the Investment Company Act. The method of determination of Net Asset Value shall be determined by or under the supervision of the Board of Directors. The making of Net Asset Value determinations and calculations may be delegated by the Board of Directors.

                                  SECTION 15.

                            BANK ACCOUNTS; CUSTODIAN

         15.1 Bank Accounts Generally

             Subject to the requirements of the Investment Company Act, all funds received by the Company may be deposited in one or more Custodial Accounts in the name of the Company at the Custodian. Subject to Section 15.2, disbursements therefrom may be made by the Company in conformity with the purposes of this Agreement and the requirements of the Investment Company Act. The Company may designate from time to time those Persons authorized to execute checks and other items on the Company bank accounts. The funds of the Company shall not be commingled with the funds of any other Person.

         15.2 Custodian

         (a) The Company shall appoint one or more Custodians to hold the Assets of the Company in one or more separately identified Custodial Accounts or multiparty arrangements in accordance with the Advisory Agreement, the Co-Advisory Agreement, the Credit Agreement, any Statement of Preferences, the Custodial Agreement and the Pledge and Intercreditor Agreement (each as defined in the Credit Agreement to the extent not defined herein) and in compliance with the requirements of the Investment Company Act and other applicable law. The Custodian shall at all times be responsible for the physical custody of the Assets of the Company and for the collection of interest, dividends and other income attributable to the Assets of the Company. The Company will direct the Custodian to accept settlement instructions issued by the Investment Manager and authorized Persons.

         (b) Nothing contained in this Agreement shall be construed to authorize or require the Board of Directors or the Investment Manager to take or receive physical possession of any Asset of the Company or to take any action in violation of law, it being understood that the Custodian shall solely be responsible for the safekeeping of the Assets and the consummation of all such purchases, sales and deliveries of the Assets in accordance with this Agreement and the Advisory Agreement, the Co-Advisory Agreement, the Credit Agreement, any Statement of Preferences, the Custodial Agreement and the Pledge and Intercreditor Agreement and in compliance with the requirements of the Investment Company Act and other applicable law.

                                  SECTION 16.

                   DISSOLUTION AND TERMINATION OF THE COMPANY

         16.1 Dissolution Generally

             Except as provided in this Agreement, no Member shall have the right to cause any dissolution of the Company before expiration of its term.

         16.2 Continuation of Company

             The Company shall not be dissolved or terminated by the Incapacity of any Member as such, the Transfer by any Member of its Shares or Common Share Commitment or the admission of a new or substituted Director or Member, and the existence and business of the Company shall be continued notwithstanding the occurrence of any such event.

         16.3 Events Causing Dissolution

             Subject to the restriction on liquidation set forth in Section 16.7, the Company may be dissolved prior to the time set forth in Article 4 after two-thirds of the Directors then in office have approved a resolution therefor, upon approval by Shares having at least 75% of the votes of all of the Shares outstanding on the record date for such meeting, voting as a single class except to the extent required by the Investment Company Act.

         16.4 Distribution of Assets on Liquidation

         (a) In liquidating the Company, the Company will make distributions in cash, in kind, or partly in cash and partly in kind as the Investment Manager, under the supervision of the Board of Directors, may, in its sole discretion, determine; provided, however, that any distribution made partly in cash and partly in kind shall be pro rata among the Members in proportion to their interests to the extent reasonably practicable and if not reasonably practicable, in such non-pro rata manner as is determined by the Investment Manager, under the supervision of the Board of Directors, to be fair and equitable; provided, further, that the Investment Manager will use reasonable efforts to make all distributions in kind, if any, in the form of freely tradable securities. The Investment Manager need not distribute all of the Assets at once, but may make partial distributions and shall not be required to redeem the Preferred Shares prior to making any liquidating distribution in respect of the Common Shares so long as the Company has set aside liquid assets in excess of liabilities sufficient to pay the liquidation preference and all accumulated and unpaid distributions of the Preferred Shares.

         (b) In connection with the liquidation of the Company, the Assets (after paying or otherwise providing for the claims of creditors of the Company, the Advisory Fees, claims by the Board of Directors, the Investment Manager, the Co-Manager or their respective Affiliated Persons for expenses of the Company paid by any of them, any other liabilities of the Company and reasonable reserves for any anticipated or contingent liabilities or obligations and all accumulated and unpaid distributions on Preferred Shares) shall be distributed to the Members in accordance with Section 8.1; provided, however, that the $1,000 contribution for the Series S Preferred Share shall be returned to the holder thereof without interest.

         16.5 Liquidation Statement

         (a) Upon compliance by the Company with all applicable requirements for dissolution, the Members shall cease to be such and the Company shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Company or other appropriate documents evidencing its dissolution and winding up.

         (b) Notwithstanding anything to the contrary contained herein, if the Board of Directors has been removed and the Company has been dissolved, any Member or other Person appointed by the Members may act as liquidating trustee for the Company during the winding up period, and receive reasonable compensation for such activity, all as approved by the Members holding Shares that represent a majority of the outstanding Shares (which in this case shall exclude any Shares held by the Investment Manager).

         16.6 Director's Liability Upon Dissolution or Removal

             None of the Directors shall be personally liable for the return of all or any part of the contributions of the Members to the Company or for any other distributions to be made by the Company. Any such return or distributions shall be made solely from the Assets.

         16.7 Restriction on Liquidation

             Notwithstanding anything to the contrary contained herein, for so long as any Enhanced Preferred Shares are outstanding, the Company shall not
liquidate prior to [October   , 2016], without first redeeming in full (or
setting aside payment therefor) all outstanding shares of Enhanced Preferred Shares.

                                  SECTION 17.

                               GENERAL PROVISIONS

         17.1 Notices and Distributions

             Except as otherwise provided herein, any notice, distribution, offer or other communication which may be given to any Member in connection with the Company or this Agreement shall be duly given if reduced to writing and:

         (a) if to any Member, when personally delivered, or if sent by mail, postage prepaid, overnight courier or facsimile transmission, when actually received at the last address furnished by such Member pursuant to Section 2.3 for notice purposes at the time of such mailing, overnight courier or facsimile transmission; and

         (b) if to the Company or the Board of Directors, sent to 2951 28th Street, Suite 1000, Santa Monica, California 90405, Attention: Howard M. Levkowitz with a copy to the Investment Manager, 2951 28th Street, Suite 1000, Santa Monica, California 90405, Attention: Howard M. Levkowitz, personally delivered or if sent by mail, overnight courier or facsimile transmission when actually received at the address of the Company or the Board of Directors, respectively, set forth above or at such other address as the Company or the Board of Directors, respectively, may then have specified pursuant to the terms of this Agreement.

             All distributions to the Members shall be made by wire transfer to the accounts specified by the Members, which accounts may be changed from time to time by written notice to the Company.

         17.2 Survival of Rights

             This Agreement shall be binding upon and, as to permitted or accepted successors, Transferees and assigns, inure to the benefit of the Members and the Company and their respective heirs, legatees, legal representatives, successors, Transferees and permitted assigns, in all cases whether by the laws of descent and distribution, merger, consolidation, sale of assets, operation of law, or otherwise.

         17.3 Construction

             The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any Person.

         17.4 Section Headings

             The captions of the sections in this Agreement are for convenience only and shall not be used in construing or interpreting this Agreement.

         17.5 Agreement in Counterparts

             This Agreement and any amendments hereto may be executed and delivered by facsimile and in multiple counterparts, each of which shall be deemed an original agreement and all of which shall constitute one and the same agreement, notwithstanding the fact that all Members are not signatories to the original or the same counterpart.

         17.6 Governing Law

             This Agreement has been executed by or on authority of a majority of the Directors and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Delaware, and reference shall be specifically made to the general corporation law of the State of Delaware as to the construction of matters not specifically covered herein or as to which an ambiguity exists, although such law shall not be viewed as limiting the powers otherwise granted to the Directors hereunder and any ambiguity shall be viewed in favor of such powers.

         17.7 Additional Documents

             Each Member, upon the request of the Company, agrees to perform all further acts and execute, acknowledge and deliver all further documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement, including but not limited to, acknowledging before a Notary Public any signature heretofore or hereafter made by a Member.

         17.8 Severability

             Should any portion or provision of this Agreement be declared illegal, invalid or unenforceable in any jurisdiction, then such portion or provision shall be deemed to be severable from this Agreement to the extent practicable while preserving the economic intention of the parties and, in any event, such illegality, invalidity or unenforceability shall not affect the remainder hereof.

         17.9 Pronouns

             All pronouns and defined terms and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Persons referred to may require.

         17.10 Entire Agreement

             This Agreement, the Statement of Preferences adopted pursuant hereto and the Subscription Agreements executed and delivered by the Members (i) constitute the entire Agreement of the Members with respect to the Company and
(ii) supersede all prior or contemporaneous written or oral agreements, understandings or negotiations with respect to the Company. The parties hereto acknowledge that the ability of the Members and of the Company to take certain of the actions contemplated hereby may be limited by the terms of the Credit Agreement and the Statement of Preferences to the extent provided therein.

         17.11 Arbitration

             To the extent permitted by law, any dispute relating to this Agreement or the Company which cannot be amicably resolved among the parties to such dispute shall be resolved by binding arbitration conducted in Santa Monica, California or Los Angeles, California in accordance with the rules of the American Arbitration Association then prevailing, and the decisions of the arbitrators shall be final and binding on all the parties. The costs of the arbitration (other than fees and expenses of counsel, which shall be the responsibility of the parties retaining such counsel) shall be allocated among the parties as determined by the arbitrator.

         17.12 Waiver of Partition

             Each Member hereby irrevocably waives and forfeits any and all rights that it may have, whether arising under contract or statute or by operation of law, to maintain an action for partition of the Company or any of the Assets.

         17.13 Non-Petition Covenant

             Each Member hereby agrees not to cause the filing of a petition in bankruptcy against the Company for any reason until at least 367 days (or, if longer, the preference period then in effect under applicable federal and state law) after the termination of the Credit Agreement (without any replacement thereof).

         17.14 Filing

             This Agreement and any amendment (including any supplement) hereto shall be filed in such places as may be required or as the Company deem appropriate. Each amendment shall be accompanied by a certificate signed and acknowledged by an authorized Person stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Company's minute book, be conclusive evidence of all amendments contained therein. A restated Agreement, containing the original Agreement as amended by all amendments theretofore made, may be executed from time to time by an authorized Person and shall, upon insertion in the Company's minute book, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Agreement and the various amendments thereto.

             IN WITNESS WHEREOF, the Secretary of the Company has hereunto set his hands as of the date first written above.

                                            SECRETARY:


                                            -----------------------------------

                                            COMMON MEMBERS:

                                            Those Persons subscribing for Common
                                            Shares and admitted as Members by
                                            the Investment Manager:

                                            By: Tennenbaum Capital Partners, LLC


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:



                                            PREFERRED MEMBERS

                                            Those Persons subscribing for
                                            Preferred Shares and admitted as
                                            Members by the Investment Manager:

                                            By: Tennenbaum Capital Partners, LLC


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                   APPENDIX A

              Statement of Preferences of Series S Preferred Share

                                   APPENDIX B

              Statement of Preferences of Series Z Preferred Shares

                                   APPENDIX C

                           Form of Notice of Transfer

                                     [Date]

Tennenbaum Opportunities Fund V, LLC
c/o Tennenbaum Capital Partners, LLC
2951 28th St. Suite 1000
Santa Monica, California  90405
Attention:  Howard M. Levkowitz
Fax: (310) 566-1010
Tel: (310) 566-1004

Ladies and Gentlemen:


This is to advise you that [_______________] (the "Purchaser") will purchase (contingent only upon the approval of such purchase by Tennenbaum Opportunities Fund V, LLC, a Delaware limited liability company (the "Company")) in a private resale (the "Purchase") from [___________________] (the "Seller") [insert number or amount] of [Common Shares (the "Shares") or Seller's Common Share Commitment (the "Commitment")] issued pursuant to the Operating Agreement of the Company dated as of [ ] (as amended, modified or supplemented from time to time, the "Operating Agreement"). Capitalized terms used herein and not defined have the respective meanings assigned to them in the Operating Agreement, a copy of which has been provided to the undersigned by the Seller. Seller has also provided to the Purchaser the Confidential Private Placement Memorandum, dated [ ], relating to the Common Shares of the Company, together with any supplements thereto (the "Confidential Private Placement Memorandum"); the Subscription Agreement, dated as of [________], 2006, by and between the Company and the initial purchaser of the Shares (the "Subscription Agreement"); and any other written materials furnished or made available to the Seller by or on behalf of the Company and relating to the purchase of the Shares (collectively, the "Offering Materials").

The undersigned hereby irrevocably agrees, represents and warrants on behalf of the Purchaser that:

1. The Purchaser has been provided with and has truthfully and accurately completed and returned to the Investment Manager a subscription agreement, which is attached hereto, and the representations and warranties made by the Purchaser in such subscription agreement, including, without limitation, the representations and warranties relating to the Purchaser's status as an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act and as a "qualified client" within the meaning of Rule 205-3 under the Investment Advisers Act of 1940, accurately describe the status of the Purchaser. The Purchaser understands that the Company and the Investment Manager will rely on the representations and warranties made by the Purchaser in the subscription agreement in determining the eligibility of the Purchaser to purchase the Shares.

2. If the Purchaser resells or transfers all or any portion of the Shares, the Purchaser will obtain from each purchaser or transferee a letter containing the same representations and agreements as set forth herein and will have such purchaser or transferee complete a subscription agreement.

3. The Purchaser (i) hereby agrees that this Transfer Certificate may be attached to the Operating Agreement and (ii) by executing and delivering this Transfer Certificate, with the consent of the Company, hereby becomes a Substituted Member under the Operating Agreement and agrees to be bound by all the terms thereof.

4. The Purchaser hereby constitutes and appoints the Investment Manager its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for the Purchaser and in its name, place and stead, in any and all capacities, to take any and all actions as are authorized by the power of attorney contained in the Operating Agreement.

     The power of attorney granted hereby shall be deemed an irrevocable special power of attorney, coupled with an interest, which the Investment Manager may exercise for the Purchaser by the signature of the Company or by listing the Purchaser as a Member, and executing any instrument with the signature of the Company as attorney-in-fact for the Purchaser. This grant of authority shall survive the assignment by the Purchaser of all or any portion of its Shares or Common Share Commitment, except where the assignment is of the Purchaser's entire interest in the Company and the assignee thereof with the consent of the Board of Directors is admitted as a Substituted Member; provided, however, that this power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the Board of Directors to effect such substitution.

5. The Purchaser agrees to bear all of the Company's expenses and costs incurred in connection with the Transfer and substitution, including all legal fees and filing fees.

6. If the Purchaser acquires the obligations of the Transferor under the Transferor's Common Share Commitment with respect to all or any portion of such Common Share Commitment, the Purchaser hereby agrees to assume and timely and faithfully complete all of the Transferor's obligations with respect to such common Share Commitment.

Very truly yours,

                              [Name of Purchaser]



                                            Address:
By:
    ------------------------------------    ------------------------------------
    Name:
    Title:
                                            ------------------------------------

This Transfer Certificate shall constitute (i) the notice of Transfer required under subsection 11.2(a)(iii) of the Operating Agreement and (ii) the instrument of transfer required under subsection 13.1(d) of the Operating Agreement.

[Name of Seller]

                                            Address:
By:
    ------------------------------------    ------------------------------------
    Name:
    Title:
                                            ------------------------------------

The undersigned, on behalf of the Company, hereby acknowledges receipt of this Transfer Certificate and acknowledges and agrees that this Transfer Certificate shall constitute the notice of Transfer required under subsection 11.2(a)(iii) of the Operating Agreement and the instrument of transfer required under subsection 13.1(d) of the Operating Agreement. The undersigned, on behalf of the Company, hereby consents to the Transfer which is the subject of this notice of Transfer pursuant to subsections 11.2(a)(iv) and 11.2(b)(i) of the Operating Agreement and hereby acknowledges and agrees that the Purchaser shall become a Substituted Member under the Operating Agreement pursuant to subsection 11.2(b) of the Operating Agreement. The proper authorized Person -of the Company will record on the books and records of the Company the Purchaser as a Member of the Company.



By: Tennenbaum Capital Partners, LLC,
    Investment Manager of Tennenbaum
    Opportunities Fund V, LLC


By: /s/ Howard Levkowitz
    ------------------------------------
    Name:  Howard Levkowitz
    Title: President

                                   Appendix D

                             Subscription Agreement

                                   Appendix E

                               Schedule of Members



                                      E-1